UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2014

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Drive, Suite 160 Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2014, the Board of Directors (the “Board”) of Identiv, Inc. (the “Company”) elected James E. Ousley as a director, effective July 31, 2014. Mr. Ousley’s appointment was made upon the recommendation of the Nominating Committee of the Board. Mr. Ousley will serve as a Class II director with a term expiring at the Company’s 2015 Annual Meeting of Stockholders. At the time of this filing, Mr. Ousley has not been appointed to any committees of the Board.

Mr. Ousley currently serves on the board of directors of Datalink, Inc. and the board of directors of the following private companies: Icelero, Inc., Integra, Inc., and Pacnet, Inc.

The Board determined that Mr. Ousley is independent in accordance with the applicable rules of The NASDAQ Stock Market.

Mr. Ousley was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Ousley and the Company that would require disclosure under Item 404(a) of Regulation S-K. In connection with his election, Mr. Ousley will be granted an option to acquire 1,000 shares of the Company’s common stock on his effective start date pursuant to the Company’s 2011 Incentive Compensation Plan, as amended, and will be entitled to receive the same compensation paid to the Company’s other non-employee directors.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIV, INC.

July 16, 2014	By:	/s/ Brian Nelson
Brian Nelson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 16, 2014.

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